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                                                                   EXHIBIT 10.10


                     NORTHWESTERN STEEL AND WIRE COMPANY

                 TERMINATION AND CHANGE OF CONTROL AGREEMENT
                            FOR CORPORATE OFFICERS


     This TERMINATION AND CHANGE OF CONTROL AGREEMENT (the "Agreement") is entered into effective as of the fifteenth day of September 1997, by and between Northwestern Steel and Wire Company, (the "Company") and
_________________________ (the "Executive").

     WHEREAS, the Executive is employed by the Company as its _____________________ and the Executive has made valuable contributions to the strategic planning, business operations and financial strength of the Company; and

     WHEREAS, the Executive desires to be assured of a secure minimum compensation from the Company for his services; and

     WHEREAS, the Company has determined that the Executive and the availability of his future services are critical to the future success of the Company; and

     WHEREAS, the Company desires to provide fair and reasonable protections to the Executive on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and the continued employment of the Executive, the Company and the Executive, each intending to be legally bound hereby, covenant and agree as follows:

1. The Company shall employ the Executive and Executive shall serve as the Company's _________________ with the attendant responsibilities thereto. The Executive shall receive base compensation in the amount in effect as of the date of this Agreement and be covered by and receive the benefits of those plans and programs providing other non-regular cash compensation and benefits under the terms and conditions in effect as of the date of this agreement. Nothing in this Agreement shall be deemed to supersede or otherwise limit the rights of the Executive to any amounts to which the Executive is entitled under any other agreement, plan, fund or program covering the Executive.

2. In the event, following a Change of Control, the Company terminates the Executive's employment for a reason other than "Cause" (as defined herein) or the Executive quits his employment with the Company for "Good Reason" (as defined herein), the Executive shall be entitled to receive in addition to any other compensation or benefits to which the Executive may be entitled under any other plan, program or payroll practice of the Company not payable as a result of a termination of employment following a Change in Control, severance pay (the "Benefit") equal to his regular base salary for a period of ___________ (the "Payment Period").



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     Such Benefit shall be paid at the same time and in the same manner as the Executive's compensation was paid during his employment, in accordance with the Company's regular payroll practices as in effect at the time of payment and shall be subject to regular tax and other withholdings in effect with respect to the Executive's compensation prior to the Payment Period.

     During the Payment Period, benefit plans and programs, in the aggregate, shall provide Executive with benefits no less favorable than those provided by the Company to senior executives in similar capacities. During the Payment Period, in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Date, or, if more favorable to the Executive, those provided generally at any time after the Change of Control Date to other peer executives of the Company and its affiliated companies. In addition, the Executive shall be entitled to receive a payout of his bonus under any bonus plans or programs covering the Executive as of the Change in Control, prorated for that portion of the year prior to separation from service, and such bonus shall be determined utilizing Company performance during either (i) the entire year or (ii) the portion of the year prior to the Executive's separation from employment, whichever measurement period yields a greater bonus.

     Provided, however, such Benefit shall be reduced dollar for dollar by any continued compensation and benefits to which the Executive is entitled under any other agreement covering the Executive which provides for and under which the Executive actually receives continued compensation and benefits upon severance from employment following a Change in Control and the Company shall not be required to provide additional accruals or contributions under any retirement plan qualified under Section 401(a) of the Internal Revenue Code.

3. All Benefits specified above are conditioned upon the Executive refraining from "Competition" with the Company (as defined herein). If at any time prior to the end of the Payment Period, the Company determines that the Executive is engaging in Competition, the Company shall have the right to immediately suspend further payments hereunder.

     If the Executive Engages in Competition at any time during the Payment Period, the Executive shall return all Benefits paid hereunder, and the Company shall be entitled to the return of any Benefits previously paid.

     The Executive shall have the right to appeal any benefit suspension or request for return of benefits to the Board of Directors of the Company and, if it is determined that the Executive has not engaged in Competition, payment of all amounts due and unpaid shall be made as soon as reasonably practicable after such determination.

4. The Benefits under this Agreement shall be unfunded, and the Company's obligation under this Agreement shall constitute an unsecured promise of severance pay.



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5.   For purposes of this Agreement, the following definitions shall apply:

     "Cause" means (i) fraud or willful misconduct, (ii) material breach of fiduciary duty involving personal profit, (iii) material failure to perform stated duties, or (iv) conviction of a felony.

     "Change of Control." For the purpose of this Agreement, a "Change of Control" shall occur if:


     (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (other than shareholders holding more than 20% of the Company's voting securities as of the Effective Date), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; or


     (b) during any period of two consecutive years (not including any period prior to the Effective Date) individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the Board of Directors or nomination for election by the stockholders of the Company was approved by a vote of at least three quarters of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; or

     (c) all or substantially all of the assets of the Company are liquidated or distributed.

     "Competition" means, for the Payment Period, employment by, being a consultant to, being an officer or director of, or being connected in any manner with, any entity or person in the business of the Company which competes in any market in which the Company does business, either directly or indirectly.

     "Good Reason" means (i) reduction in the compensation (regular, incentive or other special compensation) of the Executive as in effect as of the date of this Agreement, (ii) reduction in the Executive's responsibilities as in effect as of the date of this Agreement, (iii) any failure of the Company to obtain assumption of the obligation to perform this Agreement by any successor, assignee or distributee of a majority of the Company's stock or assets (iv) a relocation of the Executive's location of employment more than seventy-five (75) miles from the location as of the date of this Agreement, or (v) adoption or approval of a plan of liquidation, dissolution, or reorganization by the Company by the Company's Board of Directors.



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     IN WITNESS WHEREOF, the parties have caused this agreement to be executed and delivered this ___________ day of _____________, 1997.



Company                                          Executive

Northwestern Steel and Wire Company


-------------------------------------------      -------------------------------
By: Thomas A. Gildehaus
Title: Chairman and Chief Executive Officer